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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  April 2, 1998
                Date of Report (Date of earliest event reported)

                             AVAX TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                   000-29222                13-3575874
(State or other jurisdiction   (Commission File Number)      IRS Employer
      of incorporation)                                  Identification Number)

                                4520 Main Street
                                    Suite 930
                              Kansas City, MO 64111
                    (Address of principal executive offices)

                                 (816) 960-1333
              (Registrant's telephone number, including area code)

                                Page 1 of 5 Pages
                         Exhibit Index Appears at Page 3

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Item 5. Other Events

            On April 2, 1998, AVAX Technologies, Inc. issued the press release attached hereto as Exhibit 99.8, which is incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the final paragraph of the press release).

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

      (c)   Exhibit:

            99.8 Press Release dated April 2, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AVAX TECHNOLOGIES, INC.

Date: April 2, 1998

                                     By: /s/ Jeffrey M. Jonas
                                         ------------------------------------
                                         Name: Jeffrey M. Jonas, M.D.
                                         Title: President and Chief Executive
                                                Officer


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                                  Exhibit Index

Exhibit Number                                         Description
--------------                                         -----------

    99.8                                      Press Release dated April 2, 1998.


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                                                                    EXHIBIT 99.8

Contact   Jeffery M. Jonas, MD                         Thomas Redington
          Chief Executive Officer                      203/222-7399
          816/960-1333                                 212/926-1733

                    Highly Specific Cellular Immune Response
                  Reported For Membranes Derived From M-Vax(TM)

      NEW ORLEANS, LA APR. 2 - AVAX Technologies, Inc. (Nasdaq: AVXT) said scientists reported that the membrane of a haptenized melanoma cancer cell may have the same immunogenic properties as a haptenized cell, as measured by T cell responses.

      The findings, presented this week by Takami Sato, MD, are considered a significant extension of the work reported last year in Clinical Immunology and Immunopathology (Vol.85, No.3, 12/97) using haptenized melanoma peptides.

      Dr. Sato is a collaborator with the inventor of the immunotherapy, David Berd, MD, professor of medicine at Thomas Jefferson University's Kimmel Cancer Center and chairman of AVAX's Scientific Advisory Board.

      T cells are a specific kind of lymphocyte responsible for cellular immune responses that result in killing foreign, invading cells. The purpose of the study was to determine whether a cellular immune response, as measured by T cell function, could be evoked by cell membranes as well as by intact cells.

      The study found that T cells obtained from peripheral blood cells of a patient who had previously received multiple doses of M-Vax, autologous haptenized melanoma cells, could be induced to produce large amounts of a cell-killing cytokine, interferon-gamma, by exposure to membranes obtained from autologous haptenized melanoma cells.

      These studies of haptenized cell membranes confirmed a highly specific cellular immune response, just like that produced from intact haptenized cells.

      Jeffrey M. Jonas, MD, president and chief executive officer of AVAX, said, "The company believes that these results further strengthen the scientific basis for the highly specific immune-stimulating properties of M-Vax." He further emphasized that these findings are consistent with earlier reports of excellent clinical outcome findings in Phase I/II studies with M-Vax as a surgical adjuvant in Stage 3 melanoma patients, measuring both time-to-tumor relapse as well as overall survival.

      AVAX Technologies, Inc. is a development-stage biopharmaceutical company that acquires rights to and is developing technologies and products for the treatment of cancer and other life-threatening diseases. The company has focused its initial efforts primarily on the development of immunotherapies and chemotherapies for cancer. Immunotherapy is a rapidly developing segment of the cancer therapeutic market.


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                                   #   #   #

      Except for statements that are historical, the statements in this release are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange 1995 Act of 1934. Forward-looking statements involve significant risks and uncertainties, and in light of the significant uncertainties inherent in such statements, the inclusion of such information should not be regarded as a representation by AVAX that the objectives and plans of the company will be achieved; in fact, actual results could differ materially from those contemplated by such forward-looking statements. Many important factors affect the company's ability to achieve the stated outcomes and to successfully develop and commercialize its product candidates, including, among other things, the ability to obtain substantial additional funds, obtain and maintain all necessary patents or licenses, to demonstrate the safety and efficacy of product candidates at each state of development, to meet applicable regulatory standards and receive required regulatory approvals, to meet obligations and required milestones under its license agreements, to be capable of producing drug candidates in commercial quantities at reasonable costs, to compete successfully against other products, and to market products in a profitable manner, as well as other risks detailed from time to time in AVAX's public disclosure filings with the US Securities and Exchange Commission (SEC), including, without limitation, its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997. AVAX does not undertake any obligation to publicly release any revisions to these forward-looking statements or to reflect the occurrence of unanticipated events.


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